Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260256 on Form S-8, No. 333-267793 on Form S-3, and No. 333-284264 on Form S-3/ASR of our reports dated February 24, 2026, relating to the financial statements of CCC Intelligent Solutions Holdings Inc (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 24, 2026